UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2010
Teleflex Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5353	23-1147939

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 South Limerick Road,
Limerick, Pennsylvania	19468

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 948-5100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3

Item 1.01.	Entry into a Material Definitive Agreement
     On August 2, 2010, in connection with certain refinancing transactions, Teleflex Incorporated (the “Company”) entered into the following amendments of certain of its debt agreements:
     (i) Amendment No. 3 to the Credit Agreement, dated as of October 1, 2007 (the “Credit Agreement”) among the Company, the guarantors party thereto, the lending institutions identified in the Credit Agreement, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent;
     (ii) Amendment No. 3 to the Note Purchase Agreement, dated as of July 8, 2004, among the Company and the noteholders party thereto, as amended by the First Amendment thereto dated as of October 1, 2007, and Amendment No. 2 thereto dated as of November 20, 2009 (the “2004 Note Purchase Agreement”), and pursuant to which the Company’s 6.66% Series 2004-1 Tranche A Senior Notes due 2011, 7.14% Series 2004-1 Tranche B Senior Notes due 2014 and 7.46% Series 2004-1 Tranche C Senior Notes due 2016 (the “Existing 2004 Senior Notes”) were issued; and
     (iii) Amendment No. 2 to the Note Purchase Agreement, dated as of October 1, 2007, among the Company and the noteholders party thereto, as amended by Amendment No. 1 thereto dated as of November 20, 2009 (the “2007 Note Purchase Agreement” and, together with the 2004 Note Purchase Agreement, the “Note Purchase Agreements”), and pursuant to which the Company’s 7.62% Series A Senior Notes due October 1, 2012, 7.94% Series B Senior Notes due October 1, 2014 and Floating Rate Series C Notes due October 1, 2012 (the “Existing 2007 Senior Notes” and, together with the Existing 2004 Senior Notes, the “Existing Senior Notes”) were issued.
     The Company amended the Credit Agreement to, among other things, (i) permit a registered offering under the Securities Act of 1933, as amended (the “Securities Act”), of certain convertible senior subordinated notes (“convertible notes”) and the concurrent entry into convertible note hedge transactions and warrant transactions, and (ii) extend the maturity of a portion of its outstanding and available borrowings. In connection with such extension, the Company agreed, among other things, to repay $200.0 million of outstanding term loan borrowings under the Credit Agreement. See “—Amendment to the Credit Agreement” below.
     The Company amended the Note Purchase Agreements principally to permit an offering of certain convertible notes and the concurrent entry into convertible note hedge transactions and warrant transactions. See “—Amendments to the Note Purchase Agreements” below.
Amendment to the Credit Agreement
      The amendment to the Credit Agreement was effected to permit certain terms of the convertible notes and the concurrent convertible note hedge transactions and warrant transactions. Specifically, the amendment to the Credit Agreement amended restrictions on indebtedness, restricted payments and swap agreements and an event of default provision

(collectively, the “Convertible Notes Amendments”). The Convertible Notes Amendments became effective on August 2, 2010.
     In addition, upon the closing of a certain offering of convertible notes, the prepayment of $200.0 million of existing term loan borrowings under the Credit Agreement and the satisfaction of additional customary conditions, and provided that the following amendments shall take effect no later than September 30, 2010, the Credit Agreement will be further amended to:
     (i) extend the final maturity date of $363.9 million of the $400.0 million term loan facility (as amended) under the Credit Agreement and $366.3 million of the commitments under the $400.0 million revolving credit facility under the Credit Agreement from October 1, 2012 to October 1, 2014;
     (ii) increase the applicable interest rate margin for such extended loans and commitments, such that the range of the applicable margin for extended borrowings (both revolving and term) bearing interest at the “base rate” will increase from a low of 0.00% to a low of 0.50% and from a high of 0.50% to a high of 1.75%, the range of the applicable margin for extended borrowings bearing interest at the “LIBOR rate” will increase from a low of 0.625% to a low of 1.50% and from a high of 1.50% to a high of 2.75% and increase the commitment fee rate for such extended commitments. Such that the range of the commitment fee rate will increase from a low of 0.15% to a low of 0.375% and from a high of 0.30% to a high of 0.50%, in each case dependent on a ratio of total debt to EBITDA (earnings before interest, taxes, depreciation and amortization);
     (iii) implement an amortization schedule for the extended term loans, requiring quarterly payments of 2.5% of the original principal amount of such extended term loans with such payments commencing on December 31, 2012;
     (iv) permit the Company to request lenders to provide the Company with an additional $200.0 million in the aggregate of revolving commitments or term loans under the Credit Agreement (as amended) on terms to be agreed and subject to lenders agreeing to provide such additional revolving commitments or term loans;
     (v) amend the restrictions on indebtedness to permit an additional $200.0 million of indebtedness for unsecured senior subordinated or subordinated notes;
     (vi) allow for the release of certain non-core guarantors from their guaranty under the Credit Agreement and the release of pledged stock of certain foreign subsidiaries;
     (vii) add a mandatory prepayment of term loans under the Credit Agreement upon the occurrence of certain prepayments in cash of certain convertible notes, either in satisfaction of the rights of the holders of such convertible notes to convert or the rights of the holders of such convertible notes to require repurchase of the convertible notes upon a fundamental change (as defined in the indenture governing such convertible notes), in an amount equal to the amount used to prepay the applicable convertible notes to be ratably applied to the term loans under the Credit Agreement and the Existing Senior Notes;
     (viii) amend the definition of “Consolidated EBITDA” to permit add-backs for fees and expenses incurred in connection with the $200.0 million repayment of existing term loan borrowings under the Credit Agreement and the prepayment make-whole amounts in connection with any prepayment on the Existing Senior Notes, with such amendment only to take effect upon the prepayment of all of the Existing Senior Notes or the amendment of such Existing Senior Notes to permit corresponding add-backs;
     (ix) provide that upon the prepayment of all of the Existing Senior Notes or the amendment of such Existing Senior Notes to increase the permitted leverage ratio to a level above 3.5 to 1, the Credit Agreement will automatically be amended to provide for either (x) an increase of the leverage ratio covenant to 4.0 to 1 (in the case of prepayment of the Existing Senior Notes) or (y) the corresponding increase in the leverage ratio covenant in the Existing Senior Notes (up to a leverage ratio of 4.0 to 1); and
     (x) provide that upon the prepayment of all of the Existing Senior Notes or the amendment of such Existing Senior Notes to increase the pro forma leverage ratio restriction for permitted acquisitions to a level above 3.50 to 1, the Credit Agreement will automatically be amended to provide for either (x) an increase of the pro forma leverage ratio restriction for permitted acquisitions to 3.75 to 1 (in the case of prepayment of the Existing Senior Notes) or (y) the corresponding increase in the pro forma leverage ratio restriction for permitted acquisitions in the Existing Senior Notes (up to a pro forma leverage ratio of 3.75 to 1).
     The description of the amendment to the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.
Amendments to the Note Purchase Agreements
     The amendments to the Note Purchase Agreements were effected to permit certain terms of certain convertible notes and the concurrent convertible note hedge transactions and warrant transactions. Specifically, the amendments to the Note Purchase Agreements amended restrictions on indebtedness, restricted payments and swap agreements and an event of default provision in connection with certain convertible notes. In addition, the holders of the Existing Senior Notes consented to the subordination provisions that would apply to offerings of certain convertible notes.
     In addition, the amendments to the Note Purchase Agreements added a mandatory offer to prepay the Existing Senior Notes upon the occurrence of certain prepayments in cash of certain convertible notes, either in satisfaction of the rights of the holders of such convertible notes to convert or in satisfaction of the rights of the holders of such convertible notes to require repurchase of the convertible notes upon a fundamental change (as defined in the indenture governing such convertible notes), in an amount equal to the amount used to prepay certain convertible notes to be ratably applied to the Existing Senior Notes and the term loans under the Credit Agreement.
     In connection with the amendments, the Company agreed, within 45 days of the closing of an offering of certain convertible notes on or prior to December 31, 2010, to prepay (i) all of the outstanding Existing 2007 Senior Notes and (ii) term loan borrowings under the Credit Agreement in an amount equal to the lesser of $200.0 million and such amount equal to the difference between the gross proceeds from such offering of convertible notes and the amount applied to prepay all of the outstanding Existing 2007 Senior Notes.

     If the Company does not issue certain convertible notes on or prior to December 31, 2010, the amendments to the Note Purchase Agreements become void and without further effect.
     The description of the amendments to the Note Purchase Agreements is qualified in its entirety by the copies thereof which are attached as Exhibit 10.2 and Exhibit 10.3 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
10.1	Amendment No. 3, dated as of August 2, 2010, to the Credit Agreement dated as of October 1, 2007 among Teleflex Incorporated, as borrower, the guarantors party thereto, the lending institutions identified in the therein, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended.
10.2	Amendment No. 3, dated as of August 2, 2010, to the Note Purchase Agreement, dated as of July 8, 2004, among Teleflex Incorporated and the noteholders party thereto, as amended by the First Amendment thereto dated as of October 1, 2007, and Amendment No. 2 thereto dated as of November 20, 2009.
10.3	Amendment No. 2, dated as of August 2, 2010, Note Purchase Agreement, dated as of October 1, 2007, among Teleflex Incorporated and the noteholders party thereto, as amended by Amendment No. 1 thereto dated as of November 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2010
TELEFLEX INCORPORATED
	By:	/s/ RICHARD A. MEIER
Richard A. Meier
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3, dated as of August 2, 2010, to the Credit Agreement dated as of October 1, 2007 among Teleflex Incorporated, as borrower, the guarantors party thereto, the lending institutions identified in the therein, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended.

10.2	Amendment No. 3, dated as of August 2, 2010, to the Note Purchase Agreement, dated as of July 8, 2004, among Teleflex Incorporated and the noteholders party thereto, as amended by the First Amendment thereto dated as of October 1, 2007, and Amendment No. 2 thereto dated as of November 20, 2009.

10.3	Amendment No. 2, dated as of August 2, 2010, Note Purchase Agreement, dated as of October 1, 2007, among Teleflex Incorporated and the noteholders party thereto, as amended by Amendment No. 1 thereto dated as of November 20, 2009.